UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 28, 2012

Intermolecular, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01.         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Collaborative Development Program Agreement with Toshiba and SanDisk

On March 28, 2012, we amended the collaborative development program (CDP) agreement that we had entered into with Toshiba and SanDisk in March 2010 to develop certain memory technologies and related materials.

As amended, the period for the initial term of development activities under the CDP will be extended through March 14, 2013.  For such extended period, Toshiba and SanDisk will retain their exclusive collaboration license in the field of memory chips. We agreed in the amendment to provide Toshiba and SanDisk with services and resources in exchange for fees (which include fees for the services of our personal and for a subscription to our proprietary HPC platform and the license for the associated software for the extended development period).

In addition, we also amended the agreement to clarify the parties’ joint patent review process and to provide that certain patent filings related to the design of experiment shall be jointly owned by us, Toshiba and SanDisk.  The amendment also specifies ownership of certain current patent applications among the parties .

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Quarterly Report on Form 10-Q.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: March 29, 2012	By:	/s/ David E. Lazovsky
David E. Lazovsky
President and Chief Executive Officer

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